Exhibit 5.1

ELLENOFF GROSSMAN& SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

October 22, 2025

IWAC Holding Company Inc.

1441 Broadway FL 6

New York, NY 10018

Re: Registration Statement on Form S-4 (File No. 333-289035)

Ladies and Gentlemen:

We have acted as special counsel to IWAC Holding Company Inc., a Delaware corporation (“IWAC” or “Pubco”), in connection with the transactions contemplated by the Amended and Restated Business Combination Agreement dated as of August 26, 2024 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among IWAC, Integrated Wellness Acquisition Corp (“SPAC”), IWAC Purchaser Merger Sub II Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Purchaser Merger Sub”), IWAC Company Merger, Sub Inc., a Georgia corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Btab Ecommerce Group, Inc., a Georgia corporation (“Btab”), and acknowledging and agreeing solely with respect to Section 2.1(a)(ii) thereof, Binson Lau.

This opinion is being rendered at the request of the Pubco in connection with the registration by Pubco under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by Pubco and Btab with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) shares of common stock (“Domesticated Common Stock”) of IWAC following the SPAC’s domestication (the “Domesticated SPAC”, and such domestication, the “Domestication”) issuable in exchange for outstanding ordinary shares, par value $0.0001 per share, of the SPAC; (b) warrants issuable in exchange for outstanding warrants of the SPAC to purchase shares of Domesticated Common Stock (“Domesticated Warrants”); (c) shares of Domesticated Common Stock issuable upon exercise of the Domesticated Warrants (“Domesticated Warrant Shares”); (d) shares of Pubco Class A Common Stock issuable in exchange for outstanding shares of Class A common stock, par value $0.001 per share, of Btab in connection with the Business Combination; (e) shares of Class A common stock of Pubco (“Pubco Class A Common Stock”) issuable in exchange for outstanding Domesticated Common Stock; (f) warrants issuable in exchange for outstanding warrants of the SPAC to purchase shares of Pubco Class A common stock (“Pubco Warrants”); and (g) shares of Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants (“Warrant Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Pubco.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of the securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; and (ii) the shareholders of the SPAC will have approved, among other things, the Business Combination Agreement;

B. Prior to the issuance of any of the securities described herein by Domesticated SPAC and Pubco pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Business Combination Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the shareholders of the SPAC will have approved the Business Combination Agreement and the other proposals set forth in the joint proxy statement/information statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the joint proxy statement/information statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the shares of Domesticated Common Stock issuable in exchange for outstanding ordinary shares, par value $0.001 per share, will be validly issued, fully paid and non-assessable.

2. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the Domesticated Warrants will be legally binding obligations of the Domesticated SPAC enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Domesticated Warrants; (e) with respect to the Domesticated Warrant Shares underlying the Domesticated Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Domesticated Common Stock, future issuances of securities, of Domesticated SPAC and/or adjustments to outstanding securities of Domesticated SPAC, may cause the Domesticated Warrants to be exercisable for more shares of Domesticated Common Stock than the number that remain authorized but unissued and (f) we have assumed the Warrant Price (as defined in the Domesticated Warrants) will not be adjusted to an amount below the par value per share of the Domesticated Common Stock.

3. When the Registration Statement becomes effective under the Securities Act and the Domesticated Warrant Shares are issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Domesticated Warrant Shares will be validly issued, fully paid and non-assessable.

4. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the shares of Pubco Class A Common Stock issuable in exchange for outstanding Domesticated Common Stock will be validly issued, fully paid and non-assessable.

5. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the shares of Pubco Class A Common Stock issuable in exchange for outstanding shares of Class A common stock, par value $0.001 per share, of Btab will be validly issued, fully paid and non-assessable.

6. When issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, the Pubco Warrants will be legally binding obligations of Pubco enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the

State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pubco Warrants; (e) with respect to the Warrant Shares underlying the Pubco Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Pubco Class A Common Stock, future issuances of securities, of Pubco and/or adjustments to outstanding securities of Pubco, may cause the Pubco Warrants to be exercisable for more shares of Pubco Class A Common Stock than the number that remain authorized but unissued and (f) we have assumed the Warrant Price (as defined in the Pubco Warrants) will not be adjusted to an amount below the par value per share of the Pubco Class A Common Stock.

7. When the Registration Statement becomes effective under the Securities Act and the Warrant Shares are issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Domesticated Warrants and Pubco Warrants and Warrant Shares constituting valid and binding obligations of Domesticated SPAC and Pubco, respectively, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the joint proxy statement/information statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP